Exhibit 10.4

AMENDMENT NO. 1

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of June 13, 2019, by and between BANC OF AMERICA LEASING & CAPITAL, LLC (“Lessor”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (“Lessee”), with the acknowledgment and consent of PENNYMAC LOAN SERVICES LLC (“Guarantor”).  Lessee and Lessor have heretofore entered into that certain Master Lease Agreement No. 30350-90000 dated December 9, 2015  (as supplemented by that certain Addendum to Master Lease Agreement No. 30350-90000 dated December 9, 2015, the “Master Lease”).  Guarantor executed and delivered to Lessor a Guaranty dated December 9, 2015 guaranteeing the payment and performance of the obligations of Lessee to Lessor pursuant to the Lease and any Schedules entered into thereunder.  Capitalized terms used herein without definition shall have the meaning given them in the Master Lease.

WHEREAS, Lessee and Lessor wish to amend the Master Lease, upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises as hereinafter set forth, the parties agree as follows:

1.            Clause (7) of Section 12(a) of the Master Lease is hereby amended and restated in its entirety as follows:   “(7) without notice to Lessee or Guarantor, apply or set-off against any Obligations all security deposits, advance payments, proceeds of letters of credit, certificates of deposit (whether or not matured), securities or other additional collateral held by Lessor or any Affiliate of Lessor or otherwise credited by or due from Lessor or any Affiliate of Lessor to Lessee or Guarantor; or”

2.            The following new Section 12(c) is hereby added to the Master Lease:

“Guarantor, as seller, and Lessee, as guarantor, are parties to a certain Amended and Restated Master Repurchase Agreement dated October 29, 2018, with Bank of America, N.A. as administrative agent and certain other parties, and certain other agreements in connection therewith, pursuant to which Guarantor and Lessee have certain obligations to Lessor’s affiliate, Bank of America, N.A. (the “Bank”) (the "Affiliated Obligations").  If Lessee or Guarantor defaults under, cancels, terminates, or does not at maturity renew the Affiliated Obligations, then Lessee shall pay, at Lessor’s option and immediately upon notice from Lessor, all or any part of Lessee's Obligations owing to Lessor in connection with this Agreement, including but not limited to Lessee's payment of Stipulated Loss Value for all or any Leases, as set forth in such notice from Lessor.  If Lessee does not immediately make such payment upon Lessor’s demand therefor, Lessor shall have all the rights of setoff set forth above in Section 12(a)(7) hereof.”

3.            Definition of Affiliate of Section 15 of the Master Lease is hereby amended and restated in its entirety as follows: "Affiliate" means any entity controlling, controlled by or under common control with the referent entity; provided, however, that in respect of Lessee and Guarantor, the term “Affiliate” shall only refer to wholly-owned subsidiaries of Guarantor or Lessee; "control" includes (i) the ownership of 25% or more of the voting stock or other ownership interest of any entity and (ii) the status of a general partner of a partnership or managing member of a limited liability company.

4.            Except as expressly amended hereby, the terms and conditions of the Master Lease remain unmodified and in full force and effect and are hereby ratified and affirmed.  This Amendment shall apply to all Lease Schedules now existing (except any Lease Schedules which Lessor has assigned to a third party or which are entered into by a third party unless such third party approves and consents to this Amendment in writing) or hereafter entered into under the Master Lease.

IN WITNESS WHEREOF, the parties, each by its duly authorized officer, have duly executed and delivered this Amendment, which is intended to take effect as a sealed instrument, as of the day and year first above written.

PRIVATE NATIONAL MORTGAGE		BANC OF AMERICA LEASING & CAPITAL, LLC
ACCEPTANCE COMPANY, LLC

By:	/s/ Pamela Marsh	By:	/s/ Terri J. Preston
Name:	Pamela Marsh	Name:	Terri J. Preston
Title:	Managing Director, Treasurer	Title:	Senior Vice President

Acknowledged and consented to:

PENNYMAC LOAN SERVICES LLC

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer